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            FIRST AMENDMENT TO THE UNITED NATIONAL BANK TRUST FOR THE
              EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENTS,
          EXECUTIVE DEFERRED COMPENSATION PLAN, EXECUTIVE DEATH BENEFIT
           MASTER AGREEMENT, AND DIRECTORS DEFERRED COMPENSATION PLAN


         This First Amendment to the above-styled trust for United National Bank, in Bridgewater, New Jersey (the "Bank"), effective as of August 30, 2000, is for the purpose of amending the trust as follows:

Paragraph 1 on page 1 shall now read:


         WHEREAS, Bank has adopted Executive Supplemental Retirement Income Agreements, an Executive Deferred Compensation Plan, an Executive Deferred Bonus Plan, an Executive Death Benefit Master Agreement, a Director Deferred Compensation Plan at the Holding Company level and a Director Deferred Compensation Plan at the Bank level (hereinafter referred to as "Benefit Plans"), such Benefit Plans have been made effective as of the 1st day of October, 1997 and constitute non-qualified deferred compensation plans, copies of which are attached hereto as Exhibit A through K.


         All other provisions of the Plan, which are not specifically modified by this First Amendment, are hereby incorporated and shall remain in full force and effect.




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         IN WITNESS WHEREOF, the Bank has caused this First Amendment to be executed on this 30th day of August, 2000.


WITNESS:                                    UNITED NATIONAL BANK


/s/ Ralph L. Straw, Jr.                     /s/ Donald W. Malwitz
-----------------------------               ------------------------------------
                                            Title: EVP & CFO


                                             HOME FEDERAL SAVINGS BANK



                                             /s/ David L. Fisher
                                             -----------------------------------
                                             Title: Vice President and
                                                    Senior Trust Officer